Form N-SAR
Annual Period ended October 31, 2011

Sub-Item 77q1:  Other Exhibits

Changes in certifying accountant

December 30, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Re: The Motley Fool Funds Trust

U.S. Securities and Exchange Commission File No. 333-156770
Investment Company Act File No. 811-22264

Dear Sir or Madam:

We have read Sub-Item 77K of Form N-SAR of The Motley Fool Funds Trust dated December 30, 2011 and agree with the statements concerning our Firm contained therein.
We have no basis to agree or disagree with the discussion concerning the appointment of the new independent registered public accounting firm.

Very truly yours,

/s/ GRANT THORNTON LLP